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                          AGREEMENT AND PLAN OF MERGER



                                      among



                            ENGHOUSE SYSTEMS LIMITED



                            ARIZONA ACQUISITION CORP.



                                       and



                                 SYNTELLECT INC.



                          Dated as of November 5, 2002






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                                TABLE OF CONTENTS

ARTICLE I     THE OFFER........................................................1

   Section 1.1.  The Offer.....................................................1

   Section 1.2.  Company Actions...............................................2

   Section 1.3.  Directors.....................................................3

   Section 1.4.  Grant of Option...............................................4

ARTICLE II    THE MERGER.......................................................5

   Section 2.1.  The Merger....................................................5

   Section 2.2.  Effective Time................................................5

   Section 2.3.  Certificate of Incorporation and By-laws......................5

   Section 2.4.  Directors and Officers........................................5

ARTICLE III   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES...............6

   Section 3.1.  Effect on Capital Stock.......................................6

   Section 3.2.  Exchange of Certificates......................................6

   Section 3.3.  Stock Options.................................................8

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................8

   Section 4.1.  Organization..................................................8

   Section 4.2.  Capitalization................................................9

   Section 4.3.  Authority.....................................................9

   Section 4.4.  Consents and Approvals; No Violations........................10

   Section 4.5.  SEC Reports and Financial Statements.........................10

   Section 4.6.  Absence of Certain Changes or Events.........................11

   Section 4.7.  No Undisclosed Liabilities...................................11

   Section 4.8.  Information Supplied.........................................11

   Section 4.9.  Benefit Plans; Employees and Employment Practices............11

   Section 4.10. Contracts....................................................13

   Section 4.11. Litigation...................................................14

   Section 4.12. Compliance with Applicable Law...............................14

   Section 4.13. Tax Matters..................................................15

   Section 4.14. Environmental................................................17

   Section 4.15. State Takeover Statutes......................................18

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   Section 4.16. Intellectual Property........................................18

   Section 4.17. Sale of Products; Performance of Services....................21

   Section 4.18. Certain Business Practices...................................21

   Section 4.19. Transactions with Affiliates.................................21

   Section 4.20. Books and Records............................................21

   Section 4.21. Opinion of Financial Advisor.................................22

   Section 4.22. Brokers and Finders..........................................22

   Section 4.23. Full Disclosure..............................................22

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB................22

   Section 5.1.  Organization.................................................22

   Section 5.2.  Authority....................................................22

   Section 5.3.  Consents and Approvals; No Violations........................22

   Section 5.4.  Information Supplied.........................................23

   Section 5.5.  Interim Operations of Sub....................................23

   Section 5.6.  Brokers......................................................23

   Section 5.7.  Financing....................................................23

ARTICLE VI    COVENANTS.......................................................23

   Section 6.1.  Covenants of the Company.....................................23

   Section 6.2.  No Solicitation..............................................25

   Section 6.3.  Stockholder Approval; Preparation of Proxy Statement.........27

   Section 6.4.  Access to Information........................................28

   Section 6.5.  Disclosure Supplements.......................................28

   Section 6.6.  Reasonable Efforts...........................................28

   Section 6.7.  Certain Litigation...........................................29

   Section 6.8.  Takeover Statute.............................................29

ARTICLE VII   CONDITIONS......................................................29

   Section 7.1.  Conditions to Each Party's Obligation To Effect the Merger...29

ARTICLE VIII  TERMINATION AND AMENDMENT.......................................29

   Section 8.1.  Termination..................................................29

   Section 8.2.  Effect of Termination........................................30

   Section 8.3.  Amendment....................................................30

   Section 8.4.  Extension; Waiver............................................30

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   Section 8.5.  Expenses.....................................................31

ARTICLE IX    MISCELLANEOUS...................................................31

   Section 9.1.  Nonsurvival of Representations and Warranties................31

   Section 9.2.  Notices......................................................31

   Section 9.3.  Interpretation...............................................32

   Section 9.4.  Counterparts.................................................33

   Section 9.5.  Entire Agreement; No Third Party Beneficiaries...............33

   Section 9.6.  Governing Law................................................33

   Section 9.7.  Publicity....................................................33

   Section 9.8.  Assignment...................................................33

   Section 9.9.  Enforcement..................................................33

   Section 9.10. Severability.................................................34

CONDITIONS TO THE OFFER..................................................ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of November 5, 2002, among Enghouse Systems Limited, an Ontario corporation ("Parent"), Arizona Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Syntellect Inc., a Delaware corporation (the "Company").

                  WHEREAS, the Boards of Directors of Parent, Sub and the Company deem it advisable and in the best interests of their respective stockholders that Parent acquire the Company upon the terms and subject to the conditions provided for in this Agreement;

                  WHEREAS, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the outstanding shares of Common Stock, par value $0.01 per share (the "Shares" or "Share", when used in the singular), of the Company at a purchase price (the "Offer Price") of $0.72 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in this Agreement; and the Board of Directors of the Company has adopted resolutions approving the Offer and recommending that holders of Shares accept the Offer;

                  WHEREAS, the merger of Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement has been authorized by all necessary corporate action on behalf of Parent and Sub and has been adopted and declared advisable by the Board of Directors of the Company; and

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, (i) Parent, Sub, the Company and certain stockholders of the Company are entering into a Tender and Voting Agreement (the "Tender and Voting Agreement") pursuant to which such stockholders have, among other things, agreed to tender their Shares to Sub in the Offer, upon the terms and subject to the conditions set forth in the Tender and Voting Agreement and (ii) the Company has granted Parent an option to acquire a number of Shares equal to up to 19.9% of the Company's Shares outstanding immediately prior to the exercise of such option (the "Stock Option Agreement") upon the terms and subject to the conditions set forth in the Stock Option Agreement, and each of the Tender and Voting Agreement and the Stock Option Agreement has been approved by the Board of Directors of the Company.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                    THE OFFER

     Section 1.1. The Offer. (a) Subject to the provisions of this Agreement, Sub shall commence the Offer as promptly as practicable. The obligation of Sub to commence the Offer and accept for payment, and pay for, any Shares tendered pursuant to the Offer shall be subject only to the conditions set forth in Annex A (the "Offer Conditions") (any of which may be waived in whole or in part by Sub in its reasonable discretion, except that Sub shall not waive the Minimum Condition (as defined in Annex A) without the consent of the Company) and to the terms and conditions of this Agreement. Sub expressly reserves the right to modify the terms of the Offer, except that, without the consent of the Company, Sub shall not (i) reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price, (iii) amend or add to the Offer Conditions, (iv) except as provided in the next sentence, extend the Offer, (v) change the form of consideration payable in the Offer or (vi) amend any other term of the Offer in any manner adverse to the holders of the Shares. Notwithstanding the foregoing, Sub may, without the consent of the Company, (i) extend the Offer, but not beyond January 31, 2003, if at the scheduled or extended expiration date of the Offer any of the Offer Conditions shall not be satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer and (iii) extend the Offer for any reason on one or more occasions for an aggregate period of not more than 10 business days beyond the latest expiration date that would otherwise be permitted under clause (i) or (ii) of this sentence. Subject to the terms and conditions of the Offer and this Agreement, Sub shall accept for payment, and pay for, all Shares validly tendered pursuant to the Offer that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer as promptly as practicable after the expiration of the Offer. Nothing herein shall restrict Sub's ability to provide a "subsequent offering period" as contemplated by Rule 14d-11 under the Securities Exchange Act of 1934 (the "Exchange Act").

             (b) On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule TO (the "Schedule TO") with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and all other ancillary offer documents (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Parent and Sub shall cause the Offer Documents to be disseminated to the holders of Shares as and to the extent required by applicable federal securities laws. Parent and Sub agree that the Offer Documents shall comply in all material respects with the Exchange Act, and the rules and regulations promulgated thereunder and the Offer Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no covenant is made by Parent or Sub with respect to information supplied by the Company or any of its stockholders specifically for inclusion or incorporation by reference in the Offer Documents. Each of Parent, Sub and the Company agree promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Sub further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the Company's stockholders, in each case, as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to the stockholders of the Company. Parent and Sub agree to provide the Company and its counsel any comments, whether oral or written, that Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and to consult with the Company and its counsel prior to responding to any such comments.

             (c) Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to accept for payment, and pay for, any Shares that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

             (d) If, between the date of this Agreement and the date on which any particular Share is accepted for payment pursuant to the Offer, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitulation or other similar transaction, then the Offer Price shall be appropriately adjusted to reflect such change or transaction.

     Section 1.2. Company Actions. (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Board of Directors of the Company, at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement, (ii) approving the Offer and the Merger (and effecting the other actions referred to in Section 4.15) in accordance with the



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requirements of the Delaware General Corporation Law ("DGCL"), (iii) determining that this Agreement and the transactions contemplated hereby, including the Offer and the Merger are fair to, and in the best interests of, the Company and its stockholders, (iv) recommending that the Company's stockholders accept the Offer, tender their Shares pursuant to the Offer and approve this Agreement (if required), and (v) approving the acquisition of Shares by Parent and Sub pursuant to the Offer, the Tender and Voting Agreement, the Stock Option Agreement (as applicable) and the other transactions contemplated by this Agreement, the Tender and Voting Agreement and the Stock Option Agreement. The Company hereby consents to the inclusion of such recommendation referenced above in the Offer Documents. The Company has been advised by each of its directors and executive officers that each such person intends to tender all Shares owned by such person pursuant to the Offer.

             (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, and the documents included therein, together with any supplements or amendments thereto, the "Schedule 14D-9") containing the recommendation described in paragraph (a) and shall distribute the Schedule 14D-9 to the stockholders of the Company as and to the extent required by applicable federal securities laws. The Company agrees that the Schedule 14D-9 shall comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no covenant is made by the Company with respect to information supplied by Parent or Sub specifically for inclusion in the Schedule 14D-9. Each of the Company, Parent and Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case, as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel any comments, whether oral or written, that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and to consult with Parent and its counsel prior to responding to any such comments.

             (c) In connection with the Offer and the Merger, the Company shall cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Shares, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Sub and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated in accordance with Section 8.1, will, upon request, deliver, and will cause their agents to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

     Section 1.3. Directors. (a) Effective upon the acceptance for payment of Shares by Sub pursuant to the Offer, Parent shall be entitled to designate the number of directors, rounded up to the next



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whole number, on the Board of Directors of the Company that equals the product of (i) the total number of directors on the Board of Directors of the Company (giving effect to the election of any additional directors pursuant to this Section) and (ii) a fraction whose numerator is the aggregate number of Shares then beneficially owned by Parent (including Shares accepted for payment pursuant to the Offer), and whose denominator is the total number of Shares then outstanding. In furtherance thereof, the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company's board of directors at such time, including increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such time, to the extent requested by Parent, the Company will also cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on (i) each committee of the Board of Directors of the Company and (ii) each board of directors of each subsidiary of the Company (and each committee thereof) that represents the same percentage as individuals designated by Parent to serve on the Board of Directors of the Company. Notwithstanding the foregoing, if Shares are purchased pursuant to the Offer, there shall be until the Effective Time at least two members of the Company's Board of Directors who are directors (but not employees of the Company or any of its subsidiaries) on the date hereof (the "Continuing Directors"); provided, however, that if at any time prior to the Effective Time there shall be in office only one Continuing Director for any reason, the Company's Board of Directors shall cause a person who is not an officer or employee of the Company, Parent, Sub or any of their respective subsidiaries or affiliates designated by the remaining Continuing Director to fill such vacancy (and such person shall be deemed to be a Continuing Director for all purposes of this Agreement), and if at any time prior to the Effective Time no Continuing Directors then remain, the other directors of the Company then in office shall use reasonable efforts to designate two persons to fill such vacancies who are not officers or employees or affiliates of the Company, its subsidiaries, Parent, Sub or any of their respective subsidiaries or affiliates (and such persons shall be deemed to be Continuing Directors for all purposes of this Agreement).

             (b) The Company's obligations to appoint Parent's designees to the Company's Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) and Rule 14f-1 of the Exchange Act require in order to fulfill its obligations under this Section, so long as Parent shall have provided to the Company on a timely basis the information with respect to Parent and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1 of the Exchange Act. The provisions of this Section 1.3 are in addition to and shall not limit any rights which Sub, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of applicable law with respect to the election of directors or otherwise.

             (c) Following the election or appointment of Parent's designees pursuant to this Section 1.3 and prior to the Effective Time, the affirmative vote of a majority of the Continuing Directors, or if there shall only be one, of a Continuing Director, shall be required to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's rights or remedies under this Agreement or (iii) extend the time for performance of Parent's and Sub's respective obligations under this Agreement.

     Section 1.4. Grant of Option. The Company hereby grants to Sub an option to purchase from the Company such number of Shares as will result in Sub owning 90.1% of the total number of outstanding Shares, at a price per Share equal to the Offer Price. Such option shall only be exercisable (1) to the extent the Company has a sufficient number of authorized but unissued Shares and (2) following the time Sub has accepted Shares for payment pursuant to the Offer and Parent and its subsidiaries beneficially own at least a majority of the then outstanding Shares. That portion of the purchase price owing upon exercise of such option which equals the product of (a) the number of Shares purchased pursuant to such option multiplied by (b) the par value per Share shall be paid to the Company in cash by wire transfer or check, and the balance of the purchase price shall be paid by delivery to the Company of


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
a non-interest bearing unsecured demand note of Parent. Such option shall be exercised by notice from Sub to the Company and Sub shall be the owner of such Shares immediately following such notice.

                                   ARTICLE II
                                   THE MERGER

     Section 2.1. The Merger. Upon the terms and subject to the conditions set forth herein and in accordance with the DGCL, at the Effective Time Sub shall be merged with and into the Company, the separate existence of Sub shall thereupon cease and the Company shall continue as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") and a wholly owned subsidiary of Parent. The Merger shall have the effects set forth in this Agreement and in the DGCL.

     Section 2.2. Effective Time. Subject to the provisions of this Agreement, as promptly as practicable (but in no event more than two business days) after the satisfaction or waiver of the conditions to the Merger (other than conditions which by their nature are to be satisfied at the Closing (as defined below), but subject to such conditions) the parties shall (a) file a certificate of merger (the "Certificate of Merger") or, if applicable, a certificate of ownership and merger (the "Certificate of Ownership and Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (b) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger or Certificate of Ownership and Merger, as applicable, is duly filed with the Secretary of State of the State of Delaware or at such subsequent time as Parent and the Company shall agree and as shall be specified in the Certificate of Merger or the Certificate of Ownership and Merger (the date and time the Merger becomes effective being the "Effective Time"). Prior to such filing, a Closing (the "Closing") shall be held at the offices of Clifford Chance US LLP, New York, New York. The date of the Closing is sometimes referred to as the "Closing Date."

     Section 2.3. Certificate of Incorporation and By-laws. Unless otherwise determined by Parent prior to the Effective Time:

             (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the certificate of incorporation of Sub as in effect immediately prior to the Effective Time until thereafter changed or amended in accordance with the provisions thereof and applicable law, provided that Article I shall provide that the name of the Surviving Corporation shall be the name of the Company; and

             (b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Sub as in effect immediately prior to the Effective Time until thereafter changed or amended in accordance with the provisions thereof and applicable law.

     Section 2.4. Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:

             (a) the directors of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors of Sub immediately prior to the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; and

             (b) the officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are officers of the Company immediately prior to the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

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
                                  ARTICLE III
          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

     Section 3.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Sub, the Company or any stockholder of the Company:

             (a) Conversion of Shares. Subject to Section 3.1(d), each issued and outstanding Share (other than Shares to be canceled in accordance with Section 3.1(b) hereof) shall be converted into the right to receive the Offer Price in cash, (the "Merger Consideration"), payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 3.2, of the certificate that formerly evidenced such Share. All such Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 3.2.

             (b) Cancellation of Treasury Stock and Parent Owned Stock. Each Share that is owned by the Company or any wholly owned subsidiary of the Company (or held in the Company's treasury) and each Share that is owned by Parent or Sub or any of their respective subsidiaries shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

             (c) Capital Stock of Sub. Each issued and outstanding share of common stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

             (d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Shares held by a person (a "Dissenting Stockholder") who does not vote to approve the Merger and complies with all the provisions of the DGCL concerning the right of holders of Shares to dissent from the Merger and require payment of fair value (as defined in the DGCL) for their Shares ("Dissenting Shares") shall not be converted as described in Section 3.1(a), but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL. If, after the Effective Time, such Dissenting Stockholder withdraws his demand or fails to perfect or otherwise loses his rights as a Dissenting Stockholder to payment of fair value, in any case pursuant to the DGCL, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any demands for fair value for Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     Section 3.2. Exchange of Certificates. (a) Prior to the Effective Time, Parent shall designate a bank or trust company to act as Exchange Agent in the Merger (the "Exchange Agent"), and, from time to time on, prior to or after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Exchange Agent cash in amounts and at the times necessary for the prompt payment of the Merger Consideration upon surrender of certificates that immediately prior to the Effective Time represented outstanding Shares ("Certificates").

             (b) Exchange Procedure. Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange


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
for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share theretofore represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled.

             (c) No Further Ownership Rights in Shares. All Merger Consideration delivered upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.1. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

             (d) Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of the Shares in the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

             (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond or other surety in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made with respect to such Certificate and subject to such other reasonable conditions as the Exchange Agent may impose, the Exchange Agent shall deliver in exchange for such Certificate the Merger Consideration into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.1.

             (f) Transferred Certificates. If any payment under this Article III is to be made to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

             (g) Investment. The Exchange Agent shall invest any funds held by it for purposes of this Section 3.2 as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

             (h) Withholding Tax. Parent and Sub shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the Offer Price or the Merger Consideration payable to a holder of Shares pursuant to the Offer or the Merger any such amounts as are required under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provisions of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or Sub.

             (i) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the cash that has been made available to the

Exchange Agent pursuant to this Section 3.2 that remains unclaimed by the holder of any Certificate six months after the Effective Time shall be returned to Parent and any such holder who has not exchanged such holder's Certificate prior to such time shall thereafter look only to the Surviving Corporation for any claim for Merger Consideration hereunder.

     Section 3.3. Stock Options. The Company has taken all necessary action so that effective as of the Effective Time, (a) each outstanding employee or director stock option (the "Options") to purchase Shares granted under the Company's stock option plans (the "Company Option Plans") and each outstanding warrant to purchase Shares (a "Warrant"), whether or not then exercisable or vested, will become fully exercisable and vested, (b) each Option and Warrant that is then outstanding will be cancelled and (c) in consideration of such cancellation, and except to the extent that Parent or Sub and the holder of any such Option or Warrant otherwise agree, the Company (or, at Parent's option, Sub) will pay to each holder of an Option or Warrant an amount in respect thereof equal to the product of (x) the excess, if any, of the Offer Price over the exercise price of each such Option or Warrant and (y) the number of Shares previously subject to the Option or Warrant immediately prior to its cancellation (such payment to be net of applicable withholding taxes, if any). The Company represents that (i) no consent of any holder of an option is necessary for the transactions contemplated by this Section 3.3, (ii) following the Effective Time no holder of an Option or Warrant shall have any rights thereunder other than to receive cash as contemplated by this Section 3.3, and
(iii) following the Effective Time no person shall have any right to acquire any security of the Surviving Corporation (or any subsidiary thereof) as a result of any agreement or obligation of the Company or any subsidiary and no person shall have any rights under any security of the Company or any subsidiary except as explicitly provided herein.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

             Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), which Company Disclosure Schedule identifies the Section (or, if applicable, subsection) to which such exception relates, the Company represents and warrants to Parent and Sub as follows:

     Section 4.1. Organization. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease or operate its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on the Company. For purposes of this Agreement, a "Material Adverse Effect" means, with respect to any person, a fact, event or effect which has had, or is reasonably likely to have, together with all similar or related or other facts, events and effects, a material adverse effect on the financial condition, prospects, business, assets or results of operations of such person and its subsidiaries taken as a whole or on the ability of such person to perform its obligations hereunder or which would prevent or delay the consummation of the transactions contemplated hereby. The Company has made available to Parent complete and correct copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws (or similar organizational documents) of each of its subsidiaries. The certificate of incorporation of the Company and the by-laws of the Company are in full force and effect, and the Company is not in violation of any provisions of its certificate of incorporation or by-laws. The certificate of incorporation and by-laws of such subsidiary are in full force and effect, and no subsidiary of the Company is in violation of its certificate of incorporation or by-laws.

     Section 4.2. Capitalization. (a) The authorized capital stock of the Company consists of 25,000,000 Shares and 2,500,000 shares of preferred stock. At the close of business on November 4, 2002, (i) 11,369,152 Shares were issued and outstanding, (ii) no shares of preferred stock were issued and outstanding,
(iii) 2,358,392 Shares were issuable upon the exercise of Options to purchase Shares under the Company Option Plans, and (iv) 30,000 Shares were issuable upon the exercise of an outstanding Warrant, and (v) 3,322,432 Shares were issued and held in the treasury of the Company. All outstanding shares of capital stock of Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth above, and for changes since such date resulting from the exercise of Options outstanding on such date in accordance with their terms, there are outstanding (x) no shares of capital stock or other voting securities of the Company, (y) no securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company, and (z) no options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock or other securities. There are no outstanding obligations of the Company or any subsidiary to repurchase, redeem or otherwise acquire any securities of the Company or to vote or to dispose of any shares of the capital stock of any of the Company's subsidiaries. The Company does not have a "Shareholders Right Plan" or similar arrangement.

             (b) Section 4.2(b) of the Company Disclosure Schedule lists each outstanding Option and Warrant, the holder thereof, the number of Shares issuable thereunder and the exercise price thereof.

             (c) Section 4.2(c) of the Company Disclosure Schedule lists each subsidiary of the Company. All the outstanding shares of capital stock of each such subsidiary are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any entity.

     Section 4.3. Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Tender and Voting Agreement and the Stock Option Agreement, and to consummate the transactions contemplated hereby and thereby. The Board of Directors of the Company (at a meeting duly called and held) has, by the unanimous vote of all directors of the Company determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the Company's stockholders and declared that this Agreement is advisable. The execution, delivery and performance of this Agreement, the Tender and Voting Agreement and the Stock Option Agreement, and the consummation of the transactions contemplated hereby and thereby, including the consummation by the Company of the Merger, have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the Tender and Voting Agreement or the Stock Option Agreement or to consummate the transactions contemplated hereby or thereby, other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority of the outstanding Shares (the "Company Stockholder Approval") (if required) and the filing of the Certificate of Merger or the Certificate of Ownership and Merger, as applicable. This Agreement, the Voting and Tender Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and each such agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with the respective terms of such agreement, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

     Section 4.4. Consents and Approvals; No Violations. (a) The execution, delivery and performance by the Company of this Agreement, the Tender and Voting Agreement and the Stock Option Agreement and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any governmental body, court, agency, official or regulatory or other authority (collectively, "Governmental Entities") other than (i) the filing of the Certificate of Merger or the Certificate of Ownership and Merger, as applicable, as contemplated by
Article I hereof, and (ii) compliance with any applicable requirements of the Exchange Act.

             (b) The execution, delivery and performance by the Company of this Agreement, the Tender and Voting Agreement and the Stock Option Agreement and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Company or any similar organizational documents of any of its subsidiaries, (ii) to the best of the Company's knowledge, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, or require consent pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (a "contract") to which the Company or any of its subsidiaries is a party or by which any of its properties or assets may be bound or (iii) to the best of the Company's knowledge, violate any judgment, order, writ, preliminary or permanent injunction or decree (an "Order") or any statute, law, ordinance, rule or regulation of any Governmental Entity (a "Law") applicable to the Company, any of its subsidiaries or any of their properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on the Company.

     Section 4.5. SEC Reports and Financial Statements. (a) The Company has made available (and with respect to future filings, will make available) via EDGAR to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since December 31, 1999, and all amendments thereto (the "Company SEC Documents"). All statements, reports, schedules, forms and other documents required to be filed by the Company with the SEC since such date have been so filed on a timely basis. The Company SEC Documents, to the best of the Company's knowledge (a) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act of 1933 (the "Securities Act"), as the case may be, and the applicable rules and regulations of the SEC thereunder. No subsidiary of the Company is required to make any filings with the SEC.

             (b) The financial statements (including any related notes) of the Company included in the Company SEC Documents comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods covered (except as may be indicated in the notes thereto, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of the operations and cash flows of the Company and its consolidated subsidiaries for the periods then ended.

     Section 4.6. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Company Filed SEC Documents"), since December 31, 2001, (i) the Company and its subsidiaries have conducted their respective businesses only in the ordinary course, (ii) there has not been any Material Adverse Effect with respect to the Company and (iii) neither the Company nor any subsidiary has taken any action contemplated by Section 6.1.

     Section 4.7. No Undisclosed Liabilities. Except as and to the extent set forth in the Company Filed SEC Documents, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which could be expected to result in such a liability or obligation, except liabilities or obligations (a) reflected in the Company Filed SEC Documents or (b) which were incurred since December 31, 2001 and were normal and recurring expenses incurred in the ordinary course of business and would not be reasonably expected to have a Material Adverse Effect on the Company.

     Section 4.8. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9, (iii) the information to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement") or (iv) the Proxy Statement, will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 6.3), to the best of the Company's knowledge, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

     Section 4.9. Benefit Plans; Employees and Employment Practices. To the best of the Company's knowledge (a) Section 4.9(a) of the Company Disclosure Schedule lists each employment, consulting, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, equity (or equity-based), leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, dental, vision, welfare, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control, collective bargaining or other benefit plan, understanding, agreement, practice, policy or arrangement of any kind, whether written or oral, and whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA (a "Plan"), which the Company or any subsidiary, or any person required at any relevant time to be aggregated with any of the Company or any subsidiary under Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (an "ERISA Affiliate"), sponsors, maintains, has any obligation to contribute to, has or may have liability under or is otherwise a party to, or which otherwise provides benefits for employees, former employees, independent contractors or former independent contractors (or their dependents and beneficiaries) of the Company or any subsidiary, on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time (each, a "Company Plan"). The Company has delivered with respect to each such Company Plan, true, correct, and complete copies of the applicable following documents: (i) all current Company Plan documents and related trust documents, and any amendment thereto; (ii) Forms 5500, financial statements, and actuarial reports for the last three plan years; (iii) the most recently issued Internal Revenue Service determination letter; (iv) summary plan descriptions and all summaries of material modifications; and (v) all written communications to employees relating to such Company Plans.

             (b) To the best of the Company's knowledge, each of the Company Plans is, and its administration (including without limitation, with respect to reporting and disclosure) is and has been, in compliance with, its terms and with ERISA, the Code (including, without limitation, all tax rules compliance with which is required for any intended favorable tax treatment is intended) and any and all other applicable law. Without limiting any other provision of this
Section 4.9(b), no event has occurred and no condition exists, with respect to any Plan, that has subjected or could reasonably be expected to subject the Company or any subsidiary, or any Company Plan or any successor thereto, to any tax, fine, penalty or other liability (other than a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under the Company Plans with respect to employees (or, if applicable, independent contractors) of the Company and its subsidiaries). No event has occurred and no condition exists, with respect to any Plan that could subject Parent or any of its affiliates, or any Plan maintained by Parent or any affiliate (other than an affiliate which becomes such pursuant to the transactions contemplated by this Agreement) thereof, to any tax, fine, penalty or other liability, that would not have been incurred by Parent or any of its affiliates, or any such Plan, but for the transactions contemplated hereby.

             (c) Each of the Company Plans which is intended to be tax-qualified under Section 401(a) of the Code and, if applicable, 401(k) of the Code has been determined by the Internal Revenue Service to be so qualified and such determination has not been modified, revoked or limited, and no circumstances have occurred that would adversely affect the tax-qualified status of any such Company Plan.

             (d) To the best of the Company's knowledge, neither the Company nor any ERISA Affiliate has ever sponsored, contributed to, maintained or had any liability (whether contingent or otherwise) under (i) a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or (ii) an employee benefit plan that is or was subject to Part 3 of Subtitle B of Title I of ERISA, or Section 412 of the Code, or Title IV of ERISA, nor have any of them ever done so.

             (e) There is no suit, action, dispute, claim, arbitration or legal, administrative or other proceeding or governmental investigation pending, or threatened, alleging any breach of the terms of any Company Plan or of any fiduciary duties thereunder or violation of any applicable law with respect to any such Company Plan.

             (f) To the best of the Company's knowledge, none of the Company or any of its subsidiaries is in default in performing any of its contractual obligations under any of the Company Plans or any related trust agreement or insurance contract.

             (g) To the best of the Company's knowledge, none of the Company or any subsidiary, or any "party in interest" (as defined in Section 3(14) of ERISA) or any "disqualified person" (as defined in Section 4975 of the Code) with respect to any Company Plan, has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

             (h) To the best of the Company's knowledge (i) no Company Plan that is a "welfare benefit plan" as defined in Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary or covered dependent of a participant after such participant's termination of employment, except to the extent required by law; (ii) there has been no violation of Section 4980B of the Code or Sections 601 through 608 of ERISA with respect to any such Company Plan that could result in any material liability; and (iii) all Company Plans which provide medical, dental health or long-term disability benefits are fully insured and claims with respect to any participant or covered dependent under such Company Plan could not result in any uninsured liability to the Company, any subsidiary or Parent.

             (i) No Company Plan covers or otherwise benefits any individuals other than current or former employees of the Company and its subsidiaries (and their dependents and beneficiaries).

             (j) Neither the Company nor any subsidiary has agreed or otherwise committed to, whether in writing or otherwise, to increase or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant. None of the Company or any subsidiary maintains any Plan which provides severance or similar benefits to current or former employees or other service providers. Each such Plan provides for the unrestricted right of the Company or any subsidiary (as applicable) to amend or terminate such Plan. The Company will not have any outstanding liability under the Workers Adjustment and Retraining Notification Act, as amended, with respect to any events occurring or conditions existing on or prior to the Effective Time.

             (k) (i) There are no material controversies, strikes, work stoppages or disputes pending or threatened between the Company or any of its subsidiaries and any current or former employees, (ii) no labor union or other collective bargaining unit represents or has ever represented any employee of the Company or any of its subsidiaries with respect to employment by the Company or such subsidiary and (iii) no organizational effort by any labor union or other collective bargaining unit currently is under way or threatened with respect to any employee.

             (l) To the best of the Company's knowledge, Section 4.9(l) of the Company Disclosure Schedule lists each employment, severance, consulting or other contract or plan with or for the benefit of any officer, director, employee or agent of the Company or any subsidiary with a "change of control" provision or that will provide any payment, additional benefits, vesting or acceleration of benefits or rights or otherwise be affected by the execution of this Agreement or the consummation of the transactions contemplated hereby.

     Section 4.10. Contracts. (a) To the best of the Company's knowledge, neither the Company nor any of its subsidiaries nor, in the case of (vii) below, any affiliate of the Company, is a party to or is bound by:

                    (i) any contract or commitment restricting the Company, any subsidiary or any of their respective employees from engaging in any activity or line of business or competing with any person or limiting the ability of any person to compete with the Company or any subsidiary;

                    (ii) any agreement, option or commitment or right with, or held by, any third party to acquire, use or have access to any assets or properties, or any interest therein, of the Company or any subsidiary;

                    (iii) any employment, severance or consulting contract which is material to the business of the Company or its subsidiaries;

                    (iv) any agreement or commitment not entered into in the ordinary course of business or any agreement which, if terminated, would reasonably be expected to result in a Material Adverse Effect;

                    (v) any material license, sublicense, development, support or maintenance agreement not entered into in the ordinary course of its business nor consistent with the Company's standard practices;

                    (vi) any agreement relating to common or preferred stock issued by the Company or any subsidiary;

                    (vii) any agreement which provides rights to parties other than the Company or any subsidiary which are contingent upon a merger, consolidation or other "change-in-control" of the Company;

                    (viii) any agreement containing confidentiality and non-disclosure obligations from the Company which, if violated, could reasonably be expected to result in a Material Adverse Effect;

                    (ix) any other agreement that (A)(1) involves the payment or potential payment, pursuant to the terms of any such agreement, by or to the Company or any subsidiary of more than $125,000 and (2) cannot be terminated within 60 calendar days after giving notice of termination without resulting in any material cost or penalty to the Company or any subsidiary or (B) obligates the Company to provide services for a period in excess of 90 calendar days unless such obligation is terminable by the Company without resulting in any material cost or penalty to the Company or any subsidiary or was entered into in the ordinary course of business and did not include any extraordinary inducement to the other party; or

                    (x) any agreement granting any license or other right to use the Intellectual Property Rights (as defined below) of the Company, except to customers in the ordinary course of business.

             (b) To the best of the Company's knowledge, the Company has previously delivered (or made available) true, complete and correct copies of all such agreements (including all amendments) to Parent (or, in the case of oral agreements only, true, complete and correct descriptions thereof have been set forth in Section 4.10 of the Company Disclosure Schedule). To the best of the Company's knowledge, neither the Company nor any of its subsidiaries, or to the best knowledge of the Company, any other party, is in violation or breach of or in default (nor does there exist any condition which upon the passage of time or the giving of notice would result in a violation or breach of, or constitute a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries) under any contract to which it is a party or by which it or any of its properties or assets is bound, except for violations, breaches or defaults that would not have a Material Adverse Effect on the Company. No other party to any such contract has, to the best knowledge of the Company, alleged that the Company or any subsidiary is in violation or breach of or in default under any such contract or has notified the Company or any subsidiary of an intention to modify any material terms of or not to renew any such contract, where such events would have a Material Adverse Effect on the Company. No additional consideration shall be due under such contracts as a result of the Merger and neither the Company nor any subsidiary is currently renegotiating any such agreement or paying liquidated damages in lieu thereof.

     Section 4.11. Litigation. Except as disclosed in the Company Filed SEC Documents, there is no suit, claim, action, proceeding or investigation pending before any Governmental Entity or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries that would have a Material Adverse Effect. Except as disclosed in the Company SEC Documents, neither the Company nor any of its subsidiaries is subject to any outstanding Order that would have a Material Adverse Effect on the Company.

     Section 4.12. Compliance with Applicable Law. To the best of the Company's knowledge, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such Company Permits that would not have a Material Adverse Effect on the Company. To the best of the Company's knowledge, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not have a Material Adverse Effect on the Company. To the best of the Company's knowledge, the businesses of the Company and its subsidiaries have not been, and are not being, conducted in violation of any Law, except for violations that would not have a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, where the outcome would not have a Material Adverse Effect on the Company.

     Section 4.13. Tax Matters. (a) The Company and each of its subsidiaries has timely filed all tax returns and reports required to be filed by it. All such tax returns and reports are complete and correct in all material respects. The Company and each of its subsidiaries has timely paid (or the Company has paid on its subsidiaries' behalf) all taxes due with respect to the taxable periods covered by such tax returns and reports and all other taxes, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

             (b) Neither the Company nor any of its subsidiaries is under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company or its subsidiaries. Each material deficiency resulting from any audit or examination relating to taxes by any taxing authority has been timely paid. No material issues relating to taxes were raised by the relevant taxing authority during any presently pending audit or examination, and no material issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. No tax return or report of the Company or any of its subsidiaries has ever been under audit or examination by the Internal Revenue Service or other relevant taxing authority. The Company has not voluntarily extended the relevant statute of limitations with respect to the U.S. federal tax returns of the Company and its subsidiaries.

             (c) The best of the Company's knowledge, there is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

             (d) No material Liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory liens for taxes not yet due.

             (e) Neither the Company nor any of its subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

             (f) To the best of the Company's knowledge, neither the Company nor any of its subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local tax law, domestic or foreign, or for any other reason.

             (g) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its subsidiaries under any Company Plan or other compensation arrangement currently in effect.

             (h) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Plan or other compensation arrangement currently in effect would not be characterized as an

"excess parachute payment" or a "parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

             (i) To the best of the Company's knowledge, the Company has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes (including, without limitation, withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any foreign federal laws or any state or local laws, domestic and foreign) and has, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

             (j) Neither the Company nor any of its subsidiaries currently is the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where any of the Company or its subsidiaries does not file tax returns that the Company or its subsidiaries is or may be subject to taxation by that jurisdiction.

             (k) Neither the Company nor any of its subsidiaries has filed a consent under Code Sec. 341(f) concerning collapsible corporations. Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). Neither the Company nor any of its subsidiaries is subject to any accumulated earnings tax or personal holding Company tax. Each of the Company and its subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Sec. 6662. Neither the Company nor any of its subsidiaries (A) has been a member of an Affiliated Group (as defined below) filing a consolidated federal income tax return (other than an Affiliated Group the common parent of which was the Company) or (B) has any liability for the taxes of any person (other than any of the Company and its subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

             (l) Section 4.13(1) of the Company Disclosure Schedule sets forth the following information with respect to each of the Company and its subsidiaries (or, in the case of clause (B) below, with respect to each of the Company's subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby) and to the best of the Company's knowledge: (A) the amount of any excess loss accounts; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or any of its subsidiary and any limitations thereon; (C) the amount of any deferred gain or loss allocable to the Company or any of its subsidiaries arising out of any deferred intercompany transaction; (D) all material elections and consents relating to tax and agreements with any taxing authorities which are still in effect; (E) an estimate of the current and accumulated earnings and profits of such company; (F) any partnership, trust or other entity (other than the Company and its subsidiaries) in which the Company or its subsidiaries are owners whether or not such entity is disregarded for tax purposes and (G) all closing agreements and tax rulings requested or received from any taxing authority.

             (m) Neither the Company nor any of its subsidiaries (A) has participated in an international boycott as defined in Code Section 999; (B) has been the distributing corporation with respect to a transaction described in Code Section 355 within the three-year period ending on the date of this Agreement; (C) has a permanent establishment or office or fixed place of business outside the country in which it was organized or (D) has an overall foreign loss described in Code Section 904(f).

             (n)    None of the assets of the Company or its subsidiaries are
(A) tax exempt use property under Code Section 168(h); (B) tax-exempt bond financed property under Code Section 168(g); (C) limited use property under Revenue Procedure 76-30, or (D) treated as owned by any other person under Code Section 168. None of the Company or it subsidiaries is a party (other than as an investor) to any industrial development bond.

             (o) Neither the Company nor any of its subsidiaries own shares of any controlled foreign corporations as described in Code Section 957, passive foreign investment company as described in Code Section 1297, or foreign investment company as described in Code Section 1246.

             (p) None of the Company's subsidiaries which are organized outside the United States (A) have material loss carryovers; (B) have any investments in United States property as described in Code Section 956; (C) have any United States real property interests as described in Code Section 897, or
(D) generate material Subpart F income as described in Code Section 952.

             (q) To the best of the Company's knowledge, neither the Company nor any of its subsidiaries which are organized outside the United States are a
(A) controlled foreign corporation as described in Code Section 957; (B) passive foreign investment Company as described in Code Section 1297; (C) contiguous country corporation described in Code Section 1504(d); or (D) foreign investment company described in Code Section 1246.

             (r) Neither the Company nor any of its subsidiaries which are organized outside the United States has made an election under United States law with respect to its status or classification for United States tax purposes.

             (s) None of the Company's subsidiaries which are organized outside the United States are engaged in the conduct of a trade or business in the United States or have a branch, office or fixed place of business or permanent establishment in the United States.

             (t)    As used in this Agreement,

                    (i) "Affiliated Group" means any affiliated group within the meaning of Code Section 1504 (or any similar group defined under a similar provision of state, local or foreign law);

                    (ii) "tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and

                    (iii) "tax return" means any return, declaration, report, claim for refund, or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

     Section 4.14. Environmental. (a) Except to the extent that any of the following, individually or in the aggregate, would not result in a Material Adverse Effect on the Company (i) the Company and its subsidiaries comply and have complied with all applicable Environmental Laws (as defined below), (ii) no Hazardous Substances (as defined below) are present at or have been disposed on or released or discharged from, onto or under any of the properties currently owned, leased, operated or otherwise used by the Company or its subsidiaries (including soils, groundwater, surface water, buildings or other structures),
(iii) no Hazardous Substances were present at or disposed on or released or discharged from, onto or under any of the properties formerly owned, leased, operated or otherwise used by the Company or its subsidiaries during the period of ownership, lease, operation or use by Company or its subsidiaries, (iv) neither the Company nor any subsidiary is subject to any liability or obligation in connection with

Hazardous Substances present at any location owned, leased, operated or otherwise used by any third party, (v) neither the Company nor any subsidiary has received any notice, demand, letter, claim or request for information alleging that the Company or any subsidiary is or may be in violation of or liable under any Environmental Law, (vi) neither the Company nor any subsidiary is subject to any order, decree, injunction or other directive of any governmental authority or is subject to any indemnity or other agreement with any person or entity relating to Hazardous Substances and (vii) there are no circumstances or conditions involving the Company and its subsidiaries, any assets (including real property) or businesses previously owned, leased, operated or otherwise used by Company or its subsidiaries, or any of the assets (including real property) or businesses of any predecessors of Company or its subsidiaries that could reasonably be expected to result in any damages or liabilities to the Company or any subsidiary arising under or pursuant to Environmental Law or in any restriction on the ownership, use or transfer of any of the assets of the Company or any subsidiary arising under or pursuant to any Environmental Law.

             (b) As used herein, the term "Environmental Law" means any international, national, provincial, regional, federal, state, municipal or local law, regulation, order, judgement, decree, permit, authorization, opinion, common or decisional law (including, without limitation, principles of negligence and strict liability) or agency requirement relating to the protection, investigation or restoration of the environment (including, without limitation, natural resources) or the health or safety of human or other living organisms, including, without limitation, the manufacture, introduction into commerce, export, import, handling, use, presence, disposal, release or threatened release of any Hazardous Substance or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

             (c) As used herein, the term "Hazardous Substance" means any element, compound, substance or other material (including any pollutant, contaminant, hazardous waste, hazardous substance, chemical substance, or product) that is listed, classified or regulated pursuant to any Environmental Law, including, without limitation, any petroleum product, by-product or additive, asbestos, presumed asbestos-containing material, asbestos-containing material, medical waste, chloroflourocarbon, hydrochloroflourocarbon, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon.

     Section 4.15. State Takeover Statutes. The Board of Directors of the Company has adopted this Agreement and approved the Offer, the Tender and Voting Agreement, the Stock Option Agreement, the acquisition of Shares by Parent and Sub pursuant to the Offer, the Tender and Voting Agreement, the Stock Option Agreement (as applicable) and the other transactions contemplated by this Agreement, the Tender and Voting Agreement and the Stock Option Agreement, and such adoptions and approvals are sufficient to render inapplicable to the Offer, the Merger, this Agreement, the Tender and Voting Agreement, the Stock Option Agreement, the acquisition of Shares by Parent and Sub pursuant to the Offer, the Tender and Voting Agreement and the Stock Option Agreement (as applicable) and the other transactions contemplated by this Agreement, the Tender and Voting Agreement and the Stock Option Agreement, the provisions of Section 203 of the DGCL and Article Fourteenth of the Company's certificate of incorporation. To the best knowledge of the Company, no other state takeover statute or similar Law applies or purports to apply to the Offer, the Merger, this Agreement, the Tender and Voting Agreement, the Stock Option Agreement, the acquisition of Shares by Parent and Sub pursuant to the Offer, the Tender and Voting Agreement and the Stock Option Agreement (as applicable) or any of the transactions contemplated by this Agreement, the Tender and Voting Agreement or the Stock Option Agreement. The Company will take all reasonable actions to prevent the application of such Laws. The Company does not have more than 500 employees residing in the state of Arizona.

     Section 4.16. Intellectual Property. (a) Section 4.16(a) of the Company Disclosure Schedule sets forth a true, complete and accurate list of all Intellectual Property Rights (other than trade secrets, know-how and goodwill attendant to the Intellectual Property Rights and other rights relating to intellectual property not reducible or not already reduced to schedule form), to the best of the Company's knowledge, all of the Intellectual Property Rights and licenses and agreements relating to the Intellectual Property Rights are subsisting in full force and effect and have not been cancelled, expired or abandoned and are valid and enforceable, and the Company either owns or has a valid and enforceable unrestricted right to the Intellectual Property Rights.

             (b) To the best of the Company's knowledge, the Company is the sole and exclusive owner of all right, title and interest in and to the Intellectual Property Rights, free and clear of all Liens or other restrictions of any kind whatsoever.

             (c) Except for the Intellectual Property Rights, and to the best of the Company's knowledge, no other intellectual property or intangible property rights are required for the Company and its subsidiaries to conduct their business in the ordinary course consistent with past practice, and upon the date hereof the rights in and to the Intellectual Property Rights will enable Parent and the Surviving Corporation to fully carry on without restriction all aspects of the business of the Company and its subsidiaries as and to the extent such business was carried on by the Company and its subsidiaries prior to the date hereof.

             (d) To the best of the Company's knowledge (i) all registrations with and applications to Governmental Entities in respect of the Intellectual Property Rights are valid and in full force and effect, (ii) the Company is in compliance with all Laws regarding the manufacture, advertising, sale, import, and export of the Intellectual Property Rights and products incorporating or made using the same, and (iii) the Company is not in default (or with the giving of notice or lapse of time or both, will not be in default) in any material respect under any license, or any other contract or agreement pursuant to which the Company has been granted a right, to use the Intellectual Property Rights.

             (e) To the best of the Company's knowledge (i) all works of authorship, including, without limitation, the computer software, documentation, software design, technical and functional specifications, and all other materials subject to copyright protection, and included in the Intellectual Property Rights, are original and were either created by employees of the Company within the scope of their employment or are otherwise works made for hire or all right, title and interest in and to such works of authorship have been legally and fully assigned and transferred to the Company, (ii) all rights in all inventions and discoveries made, developed or conceived by any employee or independent contractor of the Company, during the course of their employment (or other retention) by the Company and relating to or included in the Intellectual Property Rights or made, written, developed or conceived with the use or assistance of the Company's facilities or resources, or which are the subject of one or more issued letters patent or applications for letters patent and which relate to or are included in the Intellectual Property Rights, have been assigned in writing to the Company; and (iii) all employees and independent contractors of the Company have signed documents confirming that each of them will assign to the Company all intellectual property rights made, written, developed or conceived by them during the course of their employment (or other retention) by the Company and which relate to or are included in the Intellectual Property Rights or made, written, developed or conceived with the use or assistance of the Company's facilities or resources to the extent that ownership of any such intellectual property rights does not vest in the Company by operation of law.

             (f) Other than with respect to those agreements entered into in the ordinary course of business and consistent with the Company's standard practices, (i) Section 4.16(f)(i) of the Company Disclosure Schedule sets forth a true, accurate and complete list of the agreements, including but not limited to license agreements, and an identification of relevant particulars thereof and of all parties thereto under which the Company has obtained or is the beneficiary of any ownership of, or license right to use, any of the Intellectual Property Rights, and (ii) Section 4.16(f)(ii) of the Company Disclosure Schedule sets forth a true, accurate and complete list of the agreements, including but not limited to license agreements, development agreements and joint venture agreements, to which the Company is a party and pursuant to which a third party is authorized to use or has obtained any ownership rights in any of the Intellectual Property Rights.

             (g) To the best of the Company's knowledge (i) the use by the Company or its subsidiaries of each of the Intellectual Property Rights and the operations of the Company's and its subsidiaries respective businesses as currently operated do not infringe upon the rights of any other person, (ii) the Intellectual Property Rights are not being infringed upon by any other person or its property, (iii) the Company has not received any claim, any cease and desist or equivalent letter or any other notice of any allegation that any of the Intellectual Property Rights, or any operations of the Company's or any of its subsidiaries' businesses as currently operated, infringes upon, misappropriates or otherwise violates the rights of any third parties, (iv) there has been no unauthorized use by, disclosure to or by or infringement, misappropriation or other violation of any of the Intellectual Property Rights by any third party and/or any current or former officer, employee, independent contractor, consultant or any other agent of the Company or its subsidiaries, and (v) none of the Intellectual Property Rights, and none of the operations of the Company's or any of its subsidiaries' businesses as currently operated, are subject to any suits, actions, claims or demands of any third party, and no action or proceeding, whether judicial, administrative or otherwise, has been instituted or is pending or threatened which challenges or affects the rights of the Company in the Intellectual Property Rights or with respect to any of the operations of the Company's or its subsidiaries' respective businesses as currently operated, and the Company is not aware of any such claim, demand, action or proceeding which is unasserted with respect to any of the Intellectual Property Rights or with respect to any of the operations of the Company's or its subsidiaries' respective businesses as currently operated.

             (h) To the best of the Company's knowledge, the documentation relating to any know-how and/or trade secrets included in the Intellectual Property Rights (i) is current, accurate, and sufficient in detail and content to identify and explain such know-how and/or trade secrets and to allow its full and proper use without reliance on the knowledge or memory of any individual, and the Company has taken all reasonable precautions to protect the secrecy, confidentiality and value of such know-how and/or trade secrets, and (ii) includes all know-how and/or trade secrets necessary for the operation of the business of the Company and its subsidiaries as currently conducted.

             (i) All former and current employees of the Company have executed written agreements with the Company, including without limitation, employment contracts and patent disclosure agreements, which in whole or part relate to and/or contain provisions or covenants relating to: (i) the nondisclosure and/or confidentiality of the Intellectual Property Rights, and
(ii) non-competition with the Company and its successors and designed to protect the Intellectual Property Rights.

             (j) To the best knowledge of the Company, no employee of the Company is in violation or breach of any term of any employment contract, patent disclosure agreement or any other contract or agreement with the Company or any other party, which breach or violation is a breach or violation of any provision relating to the nondisclosure or confidentiality of Intellectual Property Rights or of any non-compete covenants.

             (k) As used in this Agreement, "Intellectual Property Rights" means all of the United States and foreign intellectual property and other proprietary rights, arising under statutory, common, or other law and whether or not perfected, owned by or licensed to the Company or its subsidiaries, including, without limitation: (i) United States and foreign patents, patent applications (including United States provisional applications and applications filed pursuant to the Patent Cooperation Treaty), patent disclosures and inventions and discoveries which may be patentable and improvements thereto, industrial designs, invention disclosures, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom and like statutory rights related to the foregoing, (ii) registered and unregistered trademarks, service marks, trade dress, logos, trade names, corporate names, business names, internet domain names and general intangibles of like nature, including without limitation other names and slogans, the registrations and applications for registration thereof, and the goodwill associated therewith, (iii) United States and foreign copyrights and works of authorship, and all registrations and applications to register the foregoing, (iv) all categories of trade secrets, as defined in the Uniform Trade Secrets Act, and under corresponding foreign statutory and common law, including, but not limited to, business, technical and know-how information (collectively, the "Trade Secrets"), (v) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source or object code form, user interfaces, databases and compilations, including any and all data and collections of data, and all manuals and other specifications and documentation and all know-how relating thereto, (vi) other intellectual property rights used in, material to or necessary for the conduct of the business of the Company and its subsidiaries, (vii) rights of publicity and privacy relating to the use of names, likenesses, voices, signatures and biographical information of real persons, and (viii) all licenses and agreements pursuant to which the Company or any subsidiary has acquired rights in or to any of the aforementioned Intellectual Property Rights, or agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing.

     Section 4.17.    Sale of Products; Performance of Services.

             (a) To the best of the Company's knowledge, all installation services, programming services, integration services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Company or any of its subsidiaries were performed properly and in conformity with the terms and requirements of all applicable warranties and other contracts in all material respects and with all applicable Laws.

             (b) To the best of the Company's knowledge, since January 1, 2001, no customer or other person has asserted or, to the knowledge of the Company, threatened to assert any claim against the Company or any of its subsidiaries, (i) under or based upon any warranty provided on behalf of the Company or any of its subsidiaries, or (ii) based upon any services performed by the Company or any of its subsidiaries, other than claims the total cost to remedy which does not exceed $25,000 with respect to standard maintenance in the ordinary course of business.

     Section 4.18. Certain Business Practices. To the best of the Company's knowledge, neither the Company nor any of its subsidiaries, and no director, officer, agent or employee of the Company or any of its subsidiaries, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     Section 4.19. Transactions with Affiliates. Except as set forth in the Company Filed SEC Documents, between the date of the Company's last annual meeting proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 4.19 of the Company Disclosure Schedule identifies each person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities
Act) of the Company as of the date of this Agreement.

     Section 4.20. Books and Records. To the best of the Company's knowledge, the minute books and other similar records of the Company and its subsidiaries as made available to Parent prior to the execution of this Agreement contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and its subsidiaries.

     Section 4.21. Opinion of Financial Advisor. The Company has received the opinion of Alliant Partners (the "Financial Advisor"), dated the date of this Agreement, to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a complete and correct signed copy of such opinion has been delivered to Parent.

     Section 4.22. Brokers and Finders. No broker, investment banker, financial advisor or other person, other than the Financial Advisor, the fees and expenses of which will be paid by the Company (as reflected in an agreement between such firm and the Company, a copy of which has been delivered to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section 4.23. Full Disclosure. To the best of the Company's knowledge, no representation or warranty by the Company contained in this Agreement (including, without limitation, the Company Disclosure Schedule) and no statement contained in any document (including, without limitation, financial statements and certificates), or other writings furnished by the Company to Parent or Sub or any of their representatives (excluding financial forecasts, and other forward looking projections or information) pursuant to the provisions hereof or identified or referred to in the Company Disclosure Schedule, contains any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not false or misleading.

                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

             Parent and Sub jointly and severally represent and warrant to the Company as follows:

     Section 5.1. Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not be reasonably expected to prevent or materially delay the consummation of the Offer or the Merger.

     Section 5.2. Authority. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement, and, in the case of Parent, the Tender and Voting Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Tender and Voting Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent and Sub are necessary to authorize this Agreement, the Tender and Voting Agreement or the Stock Option Agreement or to consummate the transactions contemplated hereby or thereby. No vote of Parent stockholders is required to approve this Agreement, the Tender and Voting Agreement or the Stock Option Agreement or the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Parent and Sub, as the case may be, and constitutes a valid and binding obligation of each of Parent and Sub enforceable against them in accordance with its terms. The Tender and Voting Agreement and the Stock Option Agreement have been duly executed and delivered by Parent and each such agreement constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

     Section 5.3. Consents and Approvals; No Violations. (a) The execution, delivery and performance by Parent and Sub of this Agreement, and, in the case of Parent, the Tender and Voting Agreement and the Stock Option Agreement, and the consummation by Parent and Sub of the transactions contemplated hereby and thereby do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Entities other than (i) the filing of the Certificate of Merger or the Certificate of Ownership and Merger, as applicable, as contemplated by Article I hereof, and
(ii) compliance with any applicable requirements of the Exchange Act.

             (b) The execution, delivery and performance by Parent and Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated by this Agreement do not and will not (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Parent and Sub, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub or any of their subsidiaries under, any of the terms, conditions or provisions of contract to which Parent or Sub or any of their subsidiaries is a party or by which any of its properties or assets may be bound or (iii) violate any Order or Law applicable to Parent or Sub, any of their subsidiaries or any of their properties or assets, except in the case of clauses
(ii) or (iii) for violations, breaches or defaults that would not reasonably be expected to prevent or materially delay the consummation of the Offer or the Merger.

     Section 5.4. Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9, (iii) the Information Statement or (iv) the Proxy Statement will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

     Section 5.5. Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     Section 5.6. Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

     Section 5.7. Financing. Parent has, or will have, sufficient funds available to purchase, or to cause Sub to purchase, all the Shares pursuant to the Offer and the Merger and to pay all fees and expenses payable by Parent or Sub which are related to the transactions contemplated by this Agreement.

                                   ARTICLE VI
                                    COVENANTS

     Section 6.1. Covenants of the Company. Until such time as Parent's designees shall constitute a majority of the members of the Board of Directors of the Company, except as provided in Section 6.1 of the Company Disclosure Schedule, the Company shall, and shall cause its subsidiaries to, conduct their business in the ordinary course and use all reasonable efforts to preserve intact their business organizations and relationships with third parties, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with the Company and its subsidiaries and prepare and file required tax returns and pay taxes due. Without limiting the generality of the foregoing, except as expressly permitted in this Agreement or provided in
Section 6.1 of the Company Disclosure Schedule (identifying the relevant subsection), from the date hereof until such time as Parent's designees shall constitute a majority of the members of the Board of Directors of the Company, the Company shall not, and shall cause its subsidiaries not to:

             (a) Dividends; Changes in Stock. (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock (except for dividends by a wholly owned subsidiary of the Company to its parent), (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or modify or amend, any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

             (b) Issuance of Securities. issue, deliver, sell, pledge or encumber, or authorize, propose or agree to the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock or any other security (or any right to acquire such capital stock or other security) other than the issuance of Shares upon the exercise of Options or Warrants outstanding on the date of this Agreement and in accordance with the terms of such Options or Warrants;

             (c) Governing Documents. amend or propose to amend its certificate of incorporation or by-laws (or similar organizational documents);

             (d) Acquisitions. acquire or agree to acquire any material assets (including securities) or merge or consolidate with any person or engage in any similar transaction;

             (e) Dispositions. sell, lease, license, encumber or otherwise dispose of any of its assets or any interest therein, other than in the ordinary course or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

             (f) Indebtedness. (i) incur or suffer to exist any indebtedness for borrowed money or guarantee any such indebtedness, guarantee any debt of others, enter into any "keep-well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings incurred in the ordinary course of business, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any wholly owned subsidiary of the Company;

             (g) Tax Matters. make, revoke or change any tax election or settle or compromise any tax liability of the Company or any of its subsidiaries or make any change of the accounting methods used by it unless required under generally accepted accounting principles in the United States;

             (h) Capital Expenditures. make or agree to make any capital expenditures out of the ordinary course of business;

             (i) Discharge of Liabilities. pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, of claims, liabilities or obligations recognized or disclosed in the most recent financial statements (or the notes thereto) of the Company included in the Company Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business;

             (j) Material Contracts. (i) modify, amend or terminate any material contract, (ii) waive, release or assign any material rights or claims,
(iii) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement or (iv) except in the ordinary course of business, enter into any material contracts or transactions;

             (k) Benefits Changes. (i) increase the compensation or benefits of any director, officer, employee or consultant, except for increases to employees or consultants (but not directors or officers) in the ordinary course of business, (ii) adopt any new employee Plan or any amendment to an existing Company Plan that materially increases the cost thereof, (iii) enter into any employment or consulting agreement with any director, officer, employee or consultant, (iv) accelerate the payment of compensation or benefits to any director, officer, employee or consultant or (v) modify or amend any of the Options or the Company Option Plans;

             (l) Insurance. permit any of its properties or assets to fail to be covered by insurance policies reflecting coverage that is consistent with prudent industry practices;

             (m) Intellectual Property Rights. fail to take, or cause to be taken, all actions or fail to do, or cause to be done, all things necessary to register, maintain, and prevent the diminution in value of the Intellectual Property Rights, including paying all recordation, registration, maintenance and other fees, responding to all office action or other correspondence from the United States Patent and Trademark Office, United States Copyright Office, and all other corresponding governmental offices throughout the world, and paying all fees necessary to maintain any domain name registrations, and recording all documents necessary to establish, maintain, transfer, or identify the Intellectual Property Rights, and protect the secrecy, confidentiality and value of the Intellectual Property Rights, including all know-how, trade secrets and source code; or

             (n) General. authorize any of, or announce an intention, commit or agree to take any of, the foregoing actions or any action which would result in a breach of any representation or warranty of the Company contained in this Agreement as of the date when made or as of any future date or would result in any of the Offer Conditions not being satisfied.

     Section 6.2. No Solicitation. (a) Unless and until this Agreement has been terminated pursuant to Section 8.1, the Company shall, and shall cause its subsidiaries and its and its subsidiaries' officers, directors, employees, investment bankers, financials advisors, attorneys, accountants, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined) and, upon request by Parent, shall request the return or destruction of all confidential information provided to any such person.

             (b) Unless and until this Agreement has been terminated pursuant to Section 8.1, the Company shall not, and shall cause its subsidiaries and its and its subsidiaries' officers, directors, employees, investment bankers, financials advisors, attorneys, accountants, representatives and agents not to,
(i) solicit, initiate, encourage (including by way of furnishing information), knowingly facilitate or induce (directly or indirectly) any inquiry with respect to, or the making, submission or announcement of, any proposal that constitutes, or could reasonably be expected to result in, a proposal or offer for a Takeover Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, a Takeover Proposal,
(iii) approve or endorse any Takeover Proposal, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Takeover Proposal or transaction contemplated thereby.

             Notwithstanding the foregoing, if, at any time prior to the acceptance for payment of Shares pursuant to the Offer, the Board of Directors of the Company (1) determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law and has (2) provided Parent with at least two business days' notice of its intention to do so (including in such notice the information required by Section 6.2(e) hereof), the Company may, in response to a Superior Proposal (as defined below) that was not solicited subsequent to the date hereof and subject to compliance with this Section 6.2 and the execution by the person making the Superior Proposal of a confidentiality agreement on customary terms and conditions, reasonably acceptable to Parent, (x) furnish information with respect to the Company to the person making the Superior Proposal and (y) participate in discussions or negotiations with the person making the Superior Proposal.

             (c) For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal, offer or expression of interest by any third party relating a merger, consolidation or other business combination involving the Company or any subsidiary, or any acquisition of more than 15% of the consolidated assets of the Company or more than 15% of the Shares, or any similar transaction. Any material modification of a Takeover Proposal shall constitute a new Takeover Proposal. For purposes of this Agreement, a "Superior Proposal" means any bona fide written Takeover Proposal for or in respect of all outstanding Shares made by a third party on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation and after taking into account all terms and conditions of the proposal) to be more favorable, from a financial point of view, to the Company's stockholders than the Offer and the Merger (after taking into account any proposal by Parent to amend this Agreement) and for which financing, to the extent required, is then committed, which is reasonably capable of being consummated on a prompt basis and which is not subject to any conditions which are not reasonably expected to be satisfied on a prompt basis.

             (d) Unless and until this Agreement has been terminated pursuant to Section 8.1, except as set forth in this Section 6.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, the approval or recommendation by such Board of Directors (or any committee of the Board of Directors of the Company) with regard to any of the Offer, the Merger or this Agreement, the Tender and Voting Agreement or the Stock Option Agreement, (ii) approve or recommend or take no position with respect to, or propose to approve or recommend or take no position with respect to, any Takeover Proposal or (iii) cause the Company to enter into any agreement related to any Takeover Proposal (other than a confidentiality agreement contemplated by paragraph (b) above). Unless and until this Agreement has been terminated pursuant to Section 8.1, the Company agrees not to release any person from, or waive any provision of, or fail to enforce, any standstill agreement or similar agreement to which it is a party related to, or that could affect, a Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the acceptance for payment of Shares pursuant to the Offer the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may, in response to a Superior Proposal that was not solicited subsequent to the date hereof, (x) withdraw or modify its approval or recommendation of the Offer, the Merger or this Agreement or (y) subject to the provisions of Section 8.1(e) hereof, terminate this Agreement and the Tender and Voting Agreement in order to sign a definitive agreement to implement such Superior Proposal, but in each such case, only at a time that is after the fifth business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company has received such Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, only if the Company is in compliance with this Section 6.2 and only if the Company's Board of Directors has determined that such proposal is a Superior Proposal, taking into account any proposals from Parent.

             (e) The Company shall immediately advise Parent orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or

Takeover Proposal (including a copy thereof if in writing and any related documentation or correspondence (including emails)) and the identity of the person making such request or Takeover Proposal. The Company will immediately inform Parent of any material change in the details (including amendments or proposed amendments) of any such request or Takeover Proposal. The Company will promptly provide to Parent any non-public information provided to any other person in connection with a Takeover Proposal which was not previously provided to Parent.

             (f) Nothing contained in this Section 6.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure to disclose would be inconsistent with applicable law, provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as specifically permitted by Section 6.2(d), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer, the Merger or this Agreement, the Tender and Voting Agreement or the Stock Option Agreement, or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

     Section 6.3. Stockholder Approval; Preparation of Proxy Statement. (a) If the Company Stockholder Approval is required by law, the Company shall, as promptly as practicable following the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. The Company shall, through its Board of Directors, recommend to its stockholders that the Company Stockholder Approval be given. Notwithstanding the foregoing, if Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding Shares, the parties shall, at the option and request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a Stockholders Meeting in accordance with the short form merger provisions of the DGCL. Without limiting the generality of the foregoing, except as specifically permitted by
Section 6.2(d) the Company agrees that its obligations pursuant to the first sentence of this Section 6.3(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of the Offer, this Agreement or the Merger.

             (b) If the Company Stockholder Approval is required by law, the Company shall, as soon as practicable following the expiration of the Offer, prepare and file a preliminary Proxy Statement with the SEC and shall use all reasonable efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. The Company shall give Parent an opportunity to comment on any correspondence with the SEC or its staff or any proposed material to be included in the Proxy Statement prior to transmission to the SEC or its staff and shall not transmit any such material to which Parent reasonably objects. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

             (c) Parent agrees to cause all Shares owned by Parent or any subsidiary of Parent to be voted in favor of the Company Stockholder Approval.

     Section 6.4. Access to Information. The Company shall, and shall cause each of its subsidiaries to, afford to Parent and its officers, employees, accountants, counsel, agents and other representatives reasonable access during normal business hours to all of the properties, offices, facilities, personnel, contracts, commitments and books and records (including tax returns and supporting work papers) of the Company and its subsidiaries and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws, and shall (and shall cause each of it subsidiaries to) furnish promptly all information concerning the business, properties and personnel of Company and its subsidiaries as Parent may reasonably request. No investigation pursuant to this Section 6.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     Section 6.5. Disclosure Supplements. From time to time prior to the Effective Time, the Company shall supplement or amend the Company Disclosure Schedule with respect to any matter hereafter arising or any information obtained after the date hereof of which, if existing, occurring or known at or prior to the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule or which is necessary to complete or correct any information in such schedule or in any representation and warranty of the Company which has been rendered inaccurate thereby. The Company shall promptly inform Parent of any claim by a third party that a contract has been breached, is in default, may not be renewed or that a consent would be required as a result of the transactions contemplated by this Agreement. For purposes of determining the satisfaction of the conditions to the consummation of the transactions contemplated hereby, no such supplement, amendment or information shall be considered.

     Section 6.6. Reasonable Efforts. (a) Each of the parties hereto shall act in good faith and use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, but not limited to, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such commercially reasonable actions as are necessary to obtain any requisite approvals, consents, approvals, licenses, permits, authorizations, registrations, qualifications, orders, exemptions, waivers or other permissions or actions by, and give all necessary notices to, and make all filings with, and applications and submissions to, any third party or Governmental Entity, and (ii) using all commercially reasonable efforts to cause the satisfaction of all conditions to Closing. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement. Nothing herein shall require any party to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to its or its subsidiaries' ability to operate or retain any of the businesses, product lines or assets of it or any of its subsidiaries.

             (b) Each party hereto shall promptly inform the others of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Nothing herein shall require any party to waive any substantial rights or agree to any substantial limitation on its (or the Surviving Corporation's) operations or to dispose of any assets.

             (c) Parent shall cause Sub to comply with its obligations under this Agreement.

     Section 6.7. Certain Litigation. The Company agrees that it shall not settle any litigation commenced after the date hereof against the Company or any of its directors by any stockholder of the Company relating to the Offer, the Merger, this Agreement, the Tender and Voting Agreement or the Stock Option Agreement, without the prior written consent of Parent. In addition, the Company shall not voluntarily cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Offer or the Merger and shall cooperate with Parent and Sub to resist any such effort to restrain or prohibit or otherwise oppose the Offer or the Merger.

     Section 6.8. Takeover Statute. Notwithstanding any other provision in this Agreement, in no event shall the approval of this Agreement, the Tender and Voting Agreement, the Stock Option Agreement and the transactions contemplated hereby or thereby, including the Offer and the Merger, be withdrawn, revoked or modified by the Company's Board of Directors if such withdrawal, revocation, or modification would result in Section 203 of the DGCL and Article Fourteenth of the Company's certificate of incorporation becoming applicable to the transactions contemplated by this Agreement, the Tender and Voting Agreement or the Stock Option Agreement. If any other "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company, Parent and Sub and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise shall act to eliminate or minimize the effects of any such provision, statute or regulation on the transactions contemplated hereby.

                                  ARTICLE VII
                                   CONDITIONS

     Section 7.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

             (a) Company Stockholder Approval. If required by applicable law, the Company Stockholder Approval shall have been obtained.

             (b) No Injunctions or Restraints. No Law or Order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such Order and to appeal as promptly as possible any Order that may be entered.

             (c) Purchase of Shares. Sub shall have previously accepted for payment and paid for Shares pursuant to the Offer.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

     Section 8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the stockholders of the Company:

             (a)    by mutual written consent of Parent and the Company;

             (b)    by either Parent or the Company:

                    (i) if (x) the Offer shall have expired without the acceptance for payment of Shares thereunder or (y) Sub shall not have accepted for payment any Shares pursuant to the

     Offer prior to January 31, 2003, provided, however, that the right to terminate this Agreement pursuant to this (b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a breach of representation or warranty under this Agreement by such party; or

                    (ii) if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger and such Order or other action shall have become final and nonappealable;

             (c) by Parent prior to the purchase of Shares pursuant to the Offer if the Company shall have breached or failed to perform in any material respect any representation, warranty, covenant or other agreement contained in this Agreement that (i) would give rise to the failure of a condition set forth in paragraph (e) or (g) of Annex A and (ii) cannot be or, if such breach is of a nature that could be cured by the Company, has not been cured within 20 days after the giving of written notice to the Company;

             (d) by Parent or Sub if either Parent or Sub is entitled to terminate the Offer as a result of the occurrence of any event set forth in paragraph (d) of Annex A to this Agreement;

             (e) by the Company in accordance with Section 6.2(d) in order to simultaneously enter into a definitive agreement to implement a Superior Proposal, provided that it has complied with all provisions thereof, including the notice provisions therein, and that it has paid Parent the termination fee (including expenses for which Parent has then submitted an invoice) in accordance with the terms of Section 8.5(b) of this Agreement; or

             (f) by the Company prior to the purchase of Shares pursuant to the Offer if Parent or Sub shall have breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice to Parent or Sub, as applicable, except, in any case, such breaches and failures which are not reasonably likely to materially and adversely affect Parent's or Sub's ability to consummate the Offer or the Merger.

     Section 8.2. Effect of Termination. In the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, provided, however, that the foregoing shall not apply with respect to the provisions of Section 8.5 which shall survive termination of this Agreement and nothing herein shall relieve any party for liability for any willful breach hereof.

     Section 8.3. Amendment. This Agreement may be amended by the parties hereto, by duly authorized action taken, at any time before or after obtaining the Company Stockholder Approval, but, after the purchase of Shares pursuant to the Offer, no amendment shall be made which decreases the Merger Consideration and, after the Company Stockholder Approval, no amendment shall be made which by law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, subject to Section 8.3,
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     Section 8.5. Expenses. (a) Except as otherwise provided in this Section 8.5, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

             (b) If this Agreement is terminated (i) pursuant to Section 8.1(c), (ii) pursuant to Section 8.1(d), (iii) pursuant to Section 8.1(e), or
(iv) following the time a third party makes a Takeover Proposal, then the Company shall pay to Parent a fee of $500,000, plus reimbursement of Parent's direct and reasonable out-of-pocket expenses in connection with this Agreement and the transactions contemplated hereby, including Parent's investigation of the Company and negotiation of this Agreement ("Parent's Expenses"), by wire transfer of immediately available funds. Such fee shall be paid prior to termination in the case of clause (iii) and within one business day of termination otherwise. Such payment shall include reimbursement of Parent's Expenses if an invoice therefor was received by the Company prior to the making of such payment, or, if not, reimbursement of Parent's Expenses shall be paid within two business days of receipt of an invoice from Parent by the Company, by wire transfer of immediately available funds.

             (c) If (i) this Agreement is terminated other than under 8.1(f) and (ii) no fee is otherwise payable under Section 8.5(b) hereof, then within one day of the receipt of an invoice therefore, the Company shall reimburse Parent's Expenses by wire transfer of immediately available funds. If within six months of a termination described in the preceding sentence a third party makes a Takeover Proposal, then the Company shall pay Parent a fee of $500,000 plus Parent's Expenses (except to the extent such expenses have been reimbursed under the immediately preceding sentence), by wire transfer of immediately available funds immediately upon the closing of any transaction contemplated by any Takeover Proposal with such third party. The maximum aggregate fee under this
Section 8.5(c) and under Section 8.5(b) shall be $500,000 plus the reimbursement of Parent's Expenses.

             (d) The Company acknowledges that the agreements contained in this Section 8.5 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay any amount due pursuant to
Section 8.5 (b) or Section 8.5(c) when it is required to be paid, and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for any amount set forth in Section 8.5(b) or Section 8.5(c), the Company shall pay to Parent (i) interest on the amounts due under
Section 8.5(b) or Section 8.5(c) at a rate equal to that rate which is determined under the provisions of the Company's current line of credit facility beginning from the date such fee was required to be paid and (ii) its costs and expenses (including attorneys' fees) in connection with such suit, including any costs of collection.

                                   ARTICLE IX
                                  MISCELLANEOUS

     Section 9.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

     Section 9.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a)    if to Parent or Sub, to

             Enghouse Systems Limited
             80 Tiverton Court, Suite 800
             Markham (Toronto), Ontario L3R OG4
             Canada
             Fax: (905) 946-3201
             Attention:  Neil Shafran

             with a copy to:

             Clifford Chance US LLP
             200 Park Avenue
             New York, NY 10166
             Fax: (212) 878-8375
             Attention:  Brian Hoffmann
                         Richard D. Pritz

             and

             (b)    if to the Company, to

             Syntellect Inc.
             16610 N. Black Canyon Highway
             Suite 100
             Phoenix, AZ 85053-4075
             Fax:  (602) 789-2899
             Attention:  President

             with a copy to:

             Rogers & Theobald LLP
             Suite 850
             The Camelback Esplanade
             2425 East Camelback Road
             Phoenix, Arizona  85016
             Fax: (602) 852-5570
             Attention:  Robert K. Rogers

     Section 9.3. Interpretation. (a) When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.

             (b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

             (c) This Agreement is the result of the joint efforts of Parent, Sub and the Company, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party's involvement in the drafting thereof.

             (d)    The symbol "$" refers to the United States Dollars.

             (e) The words "include", "includes" or "including" shall be deemed to be followed by the words "without limitation."

             (f) A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

             (g) The term "ordinary course of business" (or similar terms) shall be deemed to be followed by the words "consistent with past practice."

             (h) An individual will be deemed to have "knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. The Company will be deemed to have "knowledge" of a particular fact or other matter if a member of the Company's senior management is actually aware of such fact or other matter.

     Section 9.4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.5. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 9.6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW.

     Section 9.7. Publicity. Except as otherwise required by law, court process or the rules of any applicable securities exchange or the Nasdaq or as contemplated or provided elsewhere herein, no party hereto shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement without prior consultation with the other parties hereto.

     Section 9.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 9.9. Enforcement. THE PARTIES AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. THE PARTIES HEREBY (i) SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF DELAWARE AND AGREE NOT TO BRING ANY ACTIONS RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT, OTHER THAN TO ENFORCE THE JUDGMENTS OF SUCH COURTS, (ii) AGREE NOT TO OBJECT TO VENUE IN SUCH COURTS OR TO CLAIM THAT SUCH FORUM IS INCONVENIENT AND (iii) AGREE THAT NOTICE OR THE SERVICE OF PROCESS IN ANY

PROCEEDING SHALL BE PROPERLY SERVED OR DELIVERED IF DELIVERED IN THE MANNER CONTEMPLATED BY SECTION 9.2 HEREOF. IN ADDITION, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 9.10. Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If of any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

                            [SIGNATURE PAGE FOLLOWS]

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                       ENGHOUSE SYSTEMS LIMITED


                                       By:      /s/ Stephen J. Sadler
                                          -----------------------------------
                                       Name:    Stephen J. Sadler
                                       Title:   Chairman and CEO



                                       ARIZONA ACQUISITION CORP.


                                       By:      /s/ Neil Shafran
                                          -----------------------------------
                                       Name:    Neil Shafran
                                       Title:   Vice President and Secretary

                                       SYNTELLECT INC.


                                       By:      /s/ Anthony V. Carollo
                                          -----------------------------------
                                       Name:    Anthony V. Carollo
                                       Title:   Chairman, CEO and President


                 SIGNATURE PAGE TO PLAN AND AGREEMENT OF MERGER

                                                                         ANNEX A

                             Conditions of the Offer

             Notwithstanding any other term of the Offer, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer unless prior to the Expiration Date (as defined in the Offer) there shall have been validly tendered a number of Shares which, together with any outstanding Shares solely owned by Parent or any of its subsidiaries, constitutes a majority of the outstanding Shares (determined on a fully diluted basis) (the "Minimum Condition"). Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may terminate the Offer if, at any time on or after the date of this Agreement and prior to the Expiration Date, any of the following conditions exists (other than as a result of any action or inaction of Parent or any of its subsidiaries that constitutes a breach of this Agreement):

             (a) there shall be threatened, instituted or pending by or before any Governmental Entity any suit, action or proceeding (i) challenging the acquisition by Parent or Sub of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to compel the Company and its subsidiaries, taken as a whole or Parent to dispose of or hold separate any material portion of the business or assets of the Company or Parent and its subsidiaries, taken as a whole, in each case as a result of the Offer or any of the other transactions contemplated by this Agreement, (iii) seeking to impose material limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any Shares to be accepted for payment pursuant to the Offer including, without limitation, the right to vote such Shares on all matters properly presented to the stockholders of the Company,
(iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect any material portion of the business or operations of the Company or its subsidiaries or (v) which would have a Material Adverse Effect on the Company or would result in the payment of substantial damages;

             (b) there shall be any Law or Order enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, by any Governmental Entity, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

             (c) there shall have occurred any Material Adverse Effect with respect to the Company;

             (d) (i) the Board of Directors of the Company or any committee thereof shall have (x) withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the Offer or the Merger or its adoption of this Agreement, (y) approved or recommended or taken a neutral position with respect to any Takeover Proposal, (z) failed to reaffirm its recommendation of the Offer or the Merger or its adoption of this Agreement within five business days of being requested by Parent to do so, (ii) a Takeover Proposal is publicly announced, disclosed or commenced or submitted, made or publicly communicated to the Board of Directors of the Company and the Company fails to comply with the requirements of Section 6.2, or (iii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions;

             (e) any of the representations and warranties of the Company set forth in this Agreement shall not be true and correct in any material respect (without regard to any materiality qualifiers therein), in each case at the date of the Agreement or at the scheduled or extended expiration of the Offer as if such representation or warranty were made as of such date;

             (f) Parent, the Company and their respective subsidiaries, as applicable, shall have failed to obtain the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the Offer and the Merger or any of the other transactions contemplated by this Agreement, except those that the failure to obtain, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company if the Closing were to occur;

             (g) the Company shall have failed to perform or comply, in all material respects, with any agreement, obligation or covenant to be performed or complied with by it under the Agreement, which failure to perform or comply has not been cured within five business days after the giving of written notice to the Company;

             (h) there shall not have occurred and be continuing: (i) (A) any general suspension of trading in, or limitation on prices for, securities on The New York Stock Exchange or the Nasdaq Stock Market (excluding any organized halt triggered solely as a result of a specified decrease in a market index or suspensions or limitations resulting solely from physical damage, technological or software breakdowns or malfunctions or interference with such exchange not related to market conditions) or (B) any decline in any of the Dow Jones Industrial Average, the Standard & Poors Index of 500 Industrial Companies or the Nasdaq Composite Index in excess of 20% measured from the close of business on the date of the Agreement; (ii) a declaration by a Governmental Body of a banking moratorium or any suspension of payments in respect of banks in the United States; (iii) an act of terrorism or a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or Canada, which in any case could have a Material Adverse Effect on the Company or Parent or could materially adversely affect Parent's or Sub's ability to consummate the Offer or the Merger; (iv) any extraordinary limitation (whether or not mandatory) by any Governmental Entity on the extension of credit generally by banks or other financial institutions; or (v) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans;

             (i) any person, entity or group directly or indirectly acquires or agrees to acquire, or discloses an intention to acquire beneficial ownership of securities representing 15% or more of the outstanding securities of any class of voting securities of the Company; or

             (j) the Agreement shall have been terminated in accordance with its terms.

             The foregoing conditions are for the sole benefit of Parent and Sub and may, subject to the terms of this Agreement, be waived by Parent and Sub in whole or in part at any time and from time to time in their reasonable discretion. The failure by Parent or Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

             Terms used but not defined herein shall have the meanings assigned to such terms in the Agreement to which this Annex A is a part.

                                       2